Earnings Presentation Fourth Quarter ended December 31, 2019 Exhibit 99.1

DISCLAIMER Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, which could result in changes to the value of our assets; our business prospects and the prospects of our current and prospective portfolio companies; the impact of investments that we may make; the impact of increased competition; our contractual arrangements and relationships with third parties; the dependence of our business on the general economy, including general economic trends, and its impact on the industries in which we invest; the ability of our prospective portfolio companies to achieve their objectives; the relative and absolute performance of our investment adviser, including in identifying suitable investments for us; any future financings and investments; the adequacy of our cash resources and working capital; our ability to make distributions to our stockholders; our ability to complete a strategic transaction on a timely basis, or at all; the effects of legislation and regulations and changes thereto; the timing of cash flows, if any, from the operations of our prospective portfolio companies; and the impact of future acquisitions and divestitures. We use words such as “anticipates,” “believes,” “expects,” “intends” and similar expressions to identify forward-looking statements. Actual results could differ materially from those anticipated in our forward-looking statements for any reason, and future results could differ materially from historical performance. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the U.S. Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

FINANCIAL RESULTS

QUARTERLY EARNINGS

($ in thousands, except per share data)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Total investment income	$ 9,073	$ 9,713	$ 10,704	$ 10,229	$ 9,561
Total expenses	6,587	6,290	7,230	6,982	6,401
Net investment income	**2,486**	**3,423**	**3,474**	**3,247**	**3,160**
Net realized (loss)/gain on investments	(19,195)	151	(2,365)	(7,133)	13
Net change in unrealized gain/(loss) on investments	10,984	(20,040)	284	6,296	(8,886)
Loss on extinguishment of debt	(491)	-	-	-	(2,218)
Net (decrease)/increase in net assets resulting from operations	**(6,216)**	**(16,466)**	**1,393**	**2,410**	**(7,931)**
Net investment income per share	0.16	0.21	0.22	0.20	0.20
Net realized/unrealized losses per share	(0.54)	(1.24)	(0.13)	(0.05)	(0.70)
Net (losses)/earnings per share	**(0.38)**	**(1.03)**	**0.09**	**0.15**	**(0.50)**
Dividends declared per common share	0.15	0.23	0.23	0.23	0.23
Net asset value per share	**8.51**	**9.04**	**10.30**	**10.44**	**10.52**

EARNINGS OVERVIEW

- Net investment income of $0.16 per share for the fourth quarter of 2019, which was lower than the prior quarter due to:
  - Lower interest income primarily driven by a smaller interest-bearing portfolio and a decrease in LIBOR;
  - Higher expenses due to professional fees associated with evaluating strategic alternatives; offset by
  - Lower interest expense primarily driven by a decrease in LIBOR; and
  - Investment Adviser's waiver of accrued incentive fee payable
- Net realized and unrealized losses on investments totaled $8.2 million, or $0.51 per share, for the fourth quarter 2019 due to:
  - $5.8 million of negative credit-related adjustments from our investments in Bravo Brio Restaurant Group, Inc., CR Brands, Inc. and three syndicated investments;
  - $2.6 million net loss driven by exiting our investments in Gold Coast Bakeries, LLC and HRI Holding Corp.; and
  - A net $0.2 million of positive market-related fair value adjustments across the remaining portfolio
- Loss on extinguishment of debt of $0.5 million, or $0.03 per share, due to the prepayment of SBIC borrowings prior to the stated maturity
- Declared a Q1 2020 dividend of $0.15 per share payable on March 31, 2020 to shareholders of record as of March 20, 2020

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INVESTMENT PORTFOLIO

PORTFOLIO ACTIVITY TREND

- As of December 31, 2019, total portfolio comprised 123 investments across 105 portfolio companies which included total par outstanding on our debt investments of $433.2 million with a weighted average yield at amortized cost of 8.1%

Par (in millions)	Q4 2019[1]	Q3 2019	Q2 2019[1]	Q1 2019	Full Year 2019	Quarterly Average
Originations	$ -	$ -	$ -	$ 6.6	$ 6.6	$ 1.7
Club deals	-	6.9	4.4	14.5	25.8	6.4
Purchases	10.3	18.5	2.6	20.3	51.7	12.9
Follow-on investments to existing portfolio companies	1.9	2.9	17.6	17.2	39.6	9.9
Total additions	12.2	28.3	24.6	58.6	123.7	30.9
Less: Total repayments/sales	(64.0)	(34.7)	(19.3)	(37.3)	(155.3)	(38.8)
Net (repayments)/additions	$ (51.8)	$ (6.4)	$ 5.3	$ 21.3	$ (31.6)	$ (7.9)

Summary	Q4 2019[1]	Q3 2019	Q2 2019[1]	Q1 2019	Full Year 2019	Quarterly Average
Investments made to new portfolio companies	8	10	2	10	30	8
Weighted average yield of additions[2]	6.5%	8.2%	8.5%	8.4%	8.0%	7.9%
Full repayment/sales from existing portfolio companies	7	6	1	4	18	5
Weighted average yield of total repayments/sales[2]	9.6%	8.2%	7.5%	8.1%	8.7%	8.4%

(1) Excludes the non-cash restructurings of Emtec Global Services Holdings, LLC and Confluence Outdoors, LLC which resulted in realization events of $0.5 million in Q4 2019 and $2.5 million in Q2 2019, respectively
(2) Represents the weighted average yield at amortized cost and is comprised of the income earned from the all-in interest rate plus the accretion of any original issue discount or premium as of the balance sheet date to par at each investments contractual maturity date, excluding the effect of any scheduled principal amortization payments. For those investments valued based on an estimated recovery rate, the weighted average yield calculation is based on redeeming the investment at the current expected recovery rate rather than at par. Calculation excludes unfunded revolvers, debt investments placed on non-accrual and equity investments.

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PORTFOLIO TRENDS

$ in millions, Percentages based on fair value unless otherwise noted*	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Portfolio Summary:					
Total portfolio, at fair value	$ 418.9	$ 459.8	$ 486.7	$ 480.9	$ 454.0
Total number of portfolio companies	105	104	100	99	93
Total number of investments	123	123	119	119	118
Average size of debt investments	$ 3.8	$ 4.2	$ 4.5	$ 4.6	$ 4.6
Weighted average price of debt investments	94.8	95.1	97.1	97.0	95.7
Portfolio Yields:(1)					
Weighted average yield on debt investments at amortized cost(2)	8.1%	8.5%	8.9%	8.9%	9.1%
Weighted average yield on debt investments at fair value(2)	9.2%	9.2%	9.6%	9.4%	10.2%
Weighted average yield on total portfolio at amortized cost	7.6%	7.6%	8.5%	8.4%	8.5%
Weighted average yield on total portfolio at fair value	8.6%	8.4%	9.3%	9.1%	9.9%
Portfolio Structure:					
First lien senior secured debt investments	98.0%	98.1%	96.1%	98.4%	98.3%
Equity and other investments	2.0%	1.9%	3.9%	1.6%	1.7%
Floating rate debt investments	99.7%	100.0%	99.9%	99.8%	99.7%
Fixed rate debt investments	0.3%	0.0%	0.1%	0.2%	0.3%
Portfolio Sourcing:					
Originated(3)	14.6%	22.9%	23.1%	24.9%	25.3%
Club(4)	41.4%	39.0%	39.1%	41.3%	37.8%
Purchased(5)	44.0%	38.1%	37.8%	33.8%	36.9%
Portfolio Credit Quality:					
Performing debt investments	98.3%	95.1%	99.3%	97.1%	99.5%
Non-accrual debt investments	1.7%	4.9%	0.7%	2.9%	0.5%
Weighted average debt / EBITDA of our portfolio companies(2)(6)	4.3x	4.1x	3.9x	3.9x	3.8x
Weighted average risk rating of our debt investments	2.4	2.4	2.3	2.4	2.4

(1) Weighted average yield represents the portfolio's return from the all-in interest rate plus the annualized accretion income from (i) any original issue discount or premium when calculating weighted average yield at amortized cost and (ii) any market discount or premium when calculating weighted average yield at fair value as of the balance sheet date to par at each investments contractual maturity date, excluding the effect of any scheduled principal amortization payments. For those investments valued based on an estimated recovery rate, the weighted average yield calculation is based on redeeming the investment at the current expected recovery rate rather than at par.
(2) Calculation excludes consumer loan portfolio investment, unfunded revolvers, debt investments placed on non-accrual and equity investments
(3) Originated positions include investments where we have sourced and led the execution of the deal
(4) Club positions include debt investments with a total tranche size less than $250.0 million where we provide direct lending to a borrower with a small number of other lenders but do not lead the deal
(5) Purchased positions include debt investments with a total tranche size greater than $250.0 million that was sourced from a bank loan syndication or the secondary market
(6) Excludes first-lien debt investments which were valued by performing a liquidation analysis of the underlying assets which serve as collateral for those loans
* Table as of each respective quarter end and excludes investments with a fair value of zero from all figures except for the total number of portfolio companies and total number of investments

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Our U.S. GAAP debt to equity ratio was 2.33x while our regulatory debt to equity ratio was 1.98x(1) as of December 31, 2019 Given our regulatory debt to equity ratio, our availability to incur additional leverage has been reduced to $1.2 million to remain in compliance with our regulatory asset coverage requirement Subsequent to quarter end, we repaid the $2.0 million of the short-term borrowings and $17.3 million of SBIC borrowings Weighted average cost of funds decreased to 3.9% as of December 31, 2019 from 4.1% as of September 30, 2019 based on a decline in LIBOR PORTFOLIO LEVERAGE & CAPITAL STRUCTURE LIQUIDITY & CAPITAL STRUCTURE PORTFOLIO LEVERAGE Regulatory debt to equity ratio excludes SBIC leverage and unfunded commitments ($ in millions) Liquidity available in SBIC Subsidiary Liquidity available in CLO Subsidiary Liquidity available in GARS ($ in millions) 80.0 60.0 40.0 20.0 $- 31.4 28.0 34.5 41.0 66.8 Weighted Average Cost of Funds Q4 2019 3.9% Q3 2019 4.1% Q2 2019 4.4% Q1 2019 4.5% Q4 2018 4.4% Weighted Average 3.9% 4.1% 4.4% 4.5% 4.4% Cost of Funds

Assets December 31, 2019 September 30, 2019 Variance ($ in thousands, except per share data) (unaudited) (unaudited) $ % Investments, at fair value $ 418,873 $ 459,843 (40,970) -8.9% Cash 1,251 1,134 117 10.3% Cash, restricted 39,056 16,333 22,723 139.1% Due from counterparties 1,413 79 1,334 N/A Due from affiliates - 43 (43) -100.0% Accrued interest receivable 2,887 3,219 (332) -10.3% Other assets 969 1,061 (92) -8.7% Total assets 464,449 481,712 (17,263) -3.6%           Liabilities         Debt 313,750 330,607 (16,857) -5.1% Due to counterparties 9,413 1,472 7,941 539.5% Payables to affiliates 1,516 2,191 (675) -30.8% Accrued interest payable 1,734 1,462 272 18.6% Accrued expenses and other payables 1,483 804 679 84.5% Total liabilities 327,896 336,536 (8,640) -2.6% Total net assets 136,553 145,176 (8,623) -5.9% Total liabilities and net assets 464,449 481,712 (17,263) -3.6% Net asset value per share $ 8.51 $ 9.04 $ (0.53) -5.9% COMPARATIVE STATEMENT OF FINANCIAL CONDITION

  Three Months Ended     Investment income December 31, 2019 September 30, 2019 Variance ($ in thousands, except per share data) (unaudited) (unaudited) $ % Interest income $ 8,821 $ 9,283 (462) -5.0% Payment-in-kind 168 219 (51) -23.3% Other income 84 211 (127) -60.2% Total investment income 9,073 9,713 (640) -6.6% Expenses         Interest expense 3,400 3,625 (225) -6.2% Management fee 1,516 1,652 (136) -8.2% Incentive fee, net of fee waivers (255) - (255) N/A Professional fees 1,047 289 758 262.2% Directors' fees 76 76 - N/A Administrator expenses 426 323 103 31.9% Other expenses 377 325 52 16.0% Total expenses 6,587 6,290 297 4.7% Net investment income 2,486 3,423 (937) -27.4%           Realized and unrealized losses         Net realized (losses)/gains on investments (19,195) 151 (19,346) N/A Net change in unrealized gains/(losses) on investments 10,984 (20,040) 31,024 154.8% Loss on extinguishment of debt (491) - (491) 100.0% Net realized and unrealized losses (8,702) (19,889) 11,187 56.2% Net (decrease)/increase in net assets resulting from operations (6,216) (16,466) 10,250 62.2% Net investment income per common share $ 0.16 $ 0.21 $ (0.05) -23.8% Basic (losses)/earnings per common share $ (0.38) $ (1.03) $ 0.65 63.1% Basic weighted average common shares outstanding 16,049,352 16,049,352 - - Dividends and distributions declared per common share $ 0.15 $ 0.23 $ (0.08) -34.8% COMPARATIVE STATEMENT OF QUARTERLY OPERATING RESULTS

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